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                                                                  Exhibit 10.69

                                   AMENDMENT NO. 2
                   TO THE DEFERRED COMPENSATION AGREEMENT BETWEEN
                 VARI-LITE INTERNATIONAL, INC. AND J. ANTHONY SMITH

         This Amendment No. 2 effective as of January 1, 2002, is by and between Vari-Lite International, Inc., (the "Company"), and J. Anthony Smith (the "Director").

                               W I T N E S S E T H:

         WHEREAS, the Company (formerly known as Vari-Lite Holdings, Inc.) and the Director entered into a Deferred Compensation Agreement, dated July 1, 1995, as amended by Amendment No. 1 to the Deferred Compensation Agreement, dated November 2, 1998 (as amended, the "Agreement"); and

         WHEREAS, the Company has recently suffered a decline in its financial performance and management and the Board of Directors of the Company have reviewed and made recommendations for reducing expenses of the Company in order to improve the Company's financial performance; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has determined that it is in the best financial interest of the Company to amend the Agreement effective January 1, 2002 to reduce the monthly payments payable thereunder after December 31, 2001 to one-half of the current monthly payment amount and to extend the payment period thereunder to December 31, 2005; and

         WHEREAS, the Director is the Chief Executive Officer of the Company and a significant stockholder of the Company and agrees it is in the best financial interest of the Company to consent to the amendment to his Agreement proposed by the Compensation Committee;

         NOW, THEREFORE, in consideration of the foregoing, the Agreement is hereby amended as follows:

Section 1 of the Agreement is hereby amended to read as follows:

1. DEFERRED COMPENSATION AGREEMENT. The Company agrees to pay $41,750 per year, payable in substantially equal monthly installments on the first day of each month (the "Deferred Compensation Payments") to the Director (or if the Director dies, to his beneficiary as provided in Section 4(a) of the Agreement) during the Term (as hereinafter defined).

Section 2 of the Agreement is hereby amended to read as follows:

2. TERM. The Director (or his beneficiary in the case of his death) will be entitled to the Deferred Compensation Payments (in the amount determined pursuant to Section 1) for the period commencing on July 1, 1995 and ending December 31, 2005 (the "Term"),


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         unless such payments terminate as the result of one of the terminating events set forth in Section 3 of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Agreement as of this 28th day of December, 2001.


                                        COMPANY:


                                        VARI-LITE INTERNATIONAL, INC.


                                        By: /s/ Jerome L. Trojan III
                                           ------------------------------------
                                            Jerome L. Trojan III
                                            Vice President-Finance and Chief
                                            Financial Officer

                                        DIRECTOR:

                                         /s/ J. Anthony Smith
                                        ---------------------------------------
                                        J. Anthony Smith





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